CD-ROM Production Contract

Contract number: SB20091001

This contract in October 3, 2008 signed.

Between:

(1) 3G DYNASTY INC. ("3GDL")

(2) SPARKFUL INVESTMENTS LIMITED ("SIL")

3GDL and SIL both sides pass through the consultation on basis of equality, in real, expresses respective wish fully in the foundation, according to "People' s Republic of China Law of contract" the stipulation, achieves the following agreement, and scrupulously follows together by both sided.

. Article I: Source programs :

3GDL to provide the CD-R or video to SIL should be in accordance with national laws, regulations and relevant regulations, no state prohibits. The publication of any content, and to ensure that does not infringe any other third party's copyright, and the legitimate rights and interests and to provide all the evidence the corresponding prescribed documents.Commissioned as a result of processing the contents of infringing or illegal, and lead to civil, criminal, or subjected to punishment, by Party B for full responsibility for SIIPL suffered losses, therefore, be able to recover 3GDL.

Article II: Delivery, inspection methods

1. SIL should be in December 2, 2008 prior to the delivery of CD-ROM produced to the place of 3GDL. 3GDL as a result of the reasons (such as programs Source of delay or quality problems, etc.) resulted in SIL can not be delivered on time by the 3GDL to assume the responsibility of consultation between the two sides another time of delivery set.

2. Delivery for: delivery 3GDL on its own( ); SIL is responsible for delivery( ); 3GDL to a third party, delivery, cost pay by 3GDL( ).

3. The place of delivery as follows: Foshan City, Guangdong Province

Article III: Payment Methods

1. 3GDL shall pay SIL CD-ROM production costs totaling RMB Forty Six Million And Eighty Thousand Only (see the specific charges, "The production of processing schedule ").

2. 3GDL at the conclusion of the contract within 10 days after signed the this contract to pay a deposit of 30% of

the total amount of RMB Thirteen Million Eight Hundred And Twenty Four Thousand Only.

3. The remaining 70% of the CD-ROM that is, the production costs of RMB Thirty Two Million Two Hundred And Fifty Six Thousand Only, in SIL delivery to 3GDL

30 days after admission, 3GDL should pay this amount to SIL.

4. 3GDL has not paid for the duration of contracts, should be outstanding accounts of the daily amount paid to SIL 1% of the total amount of this contract .

5. SIL failed to deliver on time should be daily deliveries to 3GDL to pay the total amount of this contract of 1%.

6. This agreement principal edition type two, both sides holds one respectively, signs and seals after both sides becomes effective.

Production processing schedules

		Price (unit) RMB					production (Peaces)	Total Amount (RMB)
		Disc	Printing	plate	packing boxes t	Sub-total		
		1.00	0.15	0.35	0.30	1.80	25,600,000	46,080,000.00
Remarks	In every 1600 to insert the same CD-ROM in a business profile in the beginning of the film locations, a total of 16,000 films.							
Total	RMB: Forty Six Million And Eighty Thousand Only							

For and on behalf of 3G DYNASTY INC.:

For and on behalf of
3G Dynasty Inc.

Authorized Signature(s)

For and on behalf of SPARKFUL INVESTMENTS LIMITED:

For and on behalf of
SPARKFUL INVESTMENTS LIMITED

Authorised Signature(s)